Exhibit 5.1

SILICON VALLY ANN ARBOR ATLANTA AUSTIN BEIJING BOSTON	LOS ANGELES NEW YORK SAN DIEGO SAN FRANCISCO SAO PAULO SINGAPORE

October 13, 2026

Tarsus Pharmaceuticals, Inc.

17700 Laguna Canyon Road, Floor 4

Irvine, California 92618

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to Tarsus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission on October 13, 2026 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the resale of up to 2,908,692 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the Shares are being registered on behalf of certain stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”). The Shares are to be offered and sold by the Selling Stockholders or their permitted transferees in the manner contemplated by the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company and of the Selling Stockholders as to factual matters without having independently verified such factual matters. We have assumed the accuracy and completeness of each document submitted to us, the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware (the “DGCL”). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly authorized for issuance by the Company and the Shares are validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP